Exhibit 99.2(a)(5)(B)



[The Charles Schwab Corporation Logo]          [Soundview Technology Group Logo]



                    CONTINUED LEADERSHIP IN SERVING CLIENTS:
                            INDEPENDENT RESEARCH AND
                       INSTITUTIONAL TRADING CAPABILITIES

                                NOVEMBER 19, 2003







                                                  THE CHARLES SCHWAB CORPORATION



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     TODAY'S PARTICIPANTS

- From Schwab:

     - CHRIS DODDS, Executive Vice President and CFO

     - DAVID POTTRUCK, CEO

     - LON GORMAN, Vice Chairman and President, Schwab Institutional and Asset Management

     - LARRY LEIBOWITZ, Executive Vice President - Equities



-  From SoundView:

     -  MARK LOEHR, CEO



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     FORWARD-LOOKING STATEMENTS

This presentation will contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include references to anticipated earnings accretion and synergies, as well as other expectations, projections or characterizations of future events or circumstances, and are identified by words such as "believe", "expect", "plan", "will", "may", and other similar expressions. These forward-looking statements are necessarily current estimates based on the best judgment of the Company's senior management. Achievement of the expressed goals, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those goals, objectives or expectations.

Important factors that may cause such differences include, but are not limited to, changes in the demand for and pricing of institutional equity research and trade execution services, the effect of changes in competitors' offerings, and the company's success in integrating this acquisition. Additional discussions of the risks faced by Schwab and SoundView are contained in their filings with the Securities and Exchange Commission, including their Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.



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SOUNDVIEW STOCKHOLDERS ARE ADVISED TO READ SCHWAB'S TENDER OFFER STATEMENT ON
SCHEDULE TO AND SOUNDVIEW'S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL, AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO SHAREHOLDERS OF SOUNDVIEW AT NO EXPENSE TO THEM. THE SCHEDULE TO, THE SCHEDULE 14D-9 AND OTHER FILED DOCUMENTS WILL ALSO BE AVAILABLE WITHOUT CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF SOUNDVIEW. THE TENDER OFFER WILL BE MADE SOLELY BY AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL TO BE DISSEMINATED UPON THE COMMENCEMENT OF THE TENDER OFFER.


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     TRANSACTION SUMMARY

- Cash tender offer of $15.50 per share.

     - Estimated total value of approximately $345 million paid to SoundView stockholders.

        - Balance sheet currently includes over $100 million in cash.

     - Targeted to close in early 2004.

     - Retention program for SoundView employees in Schwab restricted stock, vesting over 3 years.

     - Financed out of Schwab available cash.

- Expected to be earnings neutral in 2004 and slightly accretive in 2005, including synergies.

- SoundView is working with its investment banking group to facilitate the transition of existing mandates and clients, which will be completed prior to close.



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     OVERVIEW

- Announcing a transaction that unites SoundView's team of research analysts and sales professionals with Schwab's core execution and sales trading capabilities.

- This transaction positions Schwab to deliver a comprehensive suite of research tailored specifically for the unique needs of institutional investors, and creates opportunities to deepen the market wisdom available to our independent investment advisor (SIM) and individual investor clients.

- We're creating a "category of one" in the institutional space by breaking traditional financial services compromises.



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     THE MARKET OPPORTUNITY

- Traditional equity research is in flux - many firms are cutting back or restructuring their offerings.

- Recent turmoil has caused many buyers of research to reassess their expectations - 'Am I getting someone's best thinking in a form that works for me?'

- Research is not a 'one size fits all' product.

      - Institutions and individuals have distinct needs.



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     THE MARKET OPPORTUNITY

- Many institutions are looking for unbundled access to high quality fundamental research - actionable ideas, industry themes, data and detail from an independent source - so they can weigh evidence for themselves.

     - They do want access to sector and industry context and analysts, as well as liquidity and technology-driven trade execution expertise.

     - They do not want complications relating to equity underwriting ties or affiliated proprietary trading operations.

- Individual investors are seeking clear recommendations that bring together risk assessment and diverse perspectives into a single point of view.

     - Individuals also value sector and industry context as part of a comprehensive research offering.



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     SOUNDVIEW- KEY CAPABILITIES

- A research-driven, technology focused securities firm that produces comprehensive fundamental research on 210 companies.

     - 237 employees based in Old Greenwich, CT, Boston and San Francisco.

     - 28 publishing analysts (49 total) currently covering 5 sectors -

        - technology, media, telecom, aero/defense and healthcare.

     - Respected team that emphasizes "timely, thematic and differentiated investment ideas" with a growth stock focus.

- Executes brokerage transactions for over 470 institutional clients.



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     SCHWAB - KEY CAPABILITIES

- A leadership position across multiple businesses...

     - Fourth largest U.S. financial institution ranked by client assets.

     - 7.6 million total active accounts.

     - The world's largest online broker - $342 billion in online assets.

     - The largest distributor of third party mutual funds -

         Mutual Fund Marketplace Assets     $207 billion
         SchwabFunds and Excelsior Assets   $155
         Total Mutual Fund Assets           $362

- The largest provider of independent investment advisor (IA) services - $260 billion in SIM assets.



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     SCHWAB- KEY CAPABILITIES

- ...including OTC and listed equity trade execution services.

     - Execution services for individuals, 5,200 SIM firms and their clients, and over 650 institutions through Schwab Capital Markets L.P. (SCM).

     - Market maker in over 11,000 securities; #2 share in Nasdaq volume.

     - Strong technology, including proprietary order management systems and the Schwab Liquidity Network.

        - Program trading platform designed to provide seamless connectivity to the markets.

        - Intelligent order routing and automated price improvement.

        - Automated market making and direct access.

     - A robust institutional research offering focused on client need.

        - Washington Research Group provides political and regulatory perspectives, Investment Analytics provides quantitative analysis and ratings on over 3,000 stocks, and Liz Ann Sonders and John Mendelson provide investment strategy and technical commentary.



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     THE SOLUTION

- Take Schwab's competencies ...

     - Nationally recognized brand with effective and efficient advertising/marketing;

     - Large individual and institutional client base;

     - Differentiated research in policy, strategy, quantitative and technical disciplines; and

     - Efficient, high volume, technologically advanced trade execution platform.



- ... join them with SoundView's complementary strengths...

     - Respected fundamental research brand;

     - Strong research sales capabilities; and

     - Experienced management team.



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     THE SOLUTION

- ...and create what we believe is a new paradigm in seamless client service - a powerful model that integrates in-depth research tailored to specific client needs with robust equity trade execution capabilities. A model that includes:

     - A full spectrum of perspectives - fundamental, policy, technical and quantitative.

     - Independence - no economic or other forced ties to traditional investment banking functions such as M&A advisory or IPOs.

     - A focus on client needs - "weigh the evidence" versus "weight of the evidence", with industry and sector context as appropriate.

     - Access to a single counterparty that is uniquely able to deliver both research and trade executions.

     - A commitment to ongoing investment in high quality trade executions for all clients.



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     TARGETED SYNERGIES

- Heightened trading volume by the combined client base that reflects the value of the enhanced platform.

- Cross-selling SoundView's research to SCM client base.

     - Particular strength in middle-market stocks.

- Cross-selling of Schwab's research to SoundView's client base.

- Increased scale through integration of platforms.



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     IMPLEMENTATION

- SoundView will become part of SCM; the consolidated entity will operate as Schwab SoundView Capital Markets.

     - SoundView research, research sales and sales trading functions will remain in Old Greenwich; trading platform and execution operations will be consolidated in Jersey City.

- Mark Loehr will serve as Co-Head of the equities division along with Larry Leibowitz; both will report to Lon Gorman.

- Broader SIM and individual investor offer integration will follow the initial focus on institutional client needs.



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     SUMMARY

- SoundView is joining Schwab to bring fundamental equity research to an already strong research and trade execution platform.

- We're breaking the compromises that clients face ...

     - Institutions can choose as much or as little as they need from a rich offering of perspectives developed specifically for them.

- ... while building a superior institutional equities research, sales and trading platform with no hidden bias ...

- ... and positioning an important part of our business to more meaningfully contribute to the Company's future growth and create value for Schwab and SoundView stockholders.



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                              QUESTIONS AND ANSWERS





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                     [Schwab Soundview Capital Markets Logo]





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